UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2010

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On September 10, 2010 Alphatec Holdings, Inc. (the “Company”) issued an aggregate of 465,116 shares of its common stock, par value $0.0001 per share, in connection with the completion of a development milestone set forth in that certain License and Supply Agreement among the Company, its subsidiary, Alphatec Spine, Inc., and Parcell Spine, LLC, dated January 1, 2010, as amended (the “Parcell Agreement”). On October 22, 2010 the Company issued an aggregate of 476,190 shares of its common stock, par value $0.0001 per share, in connection with the completion of a development milestone set forth in the Parcell Agreement. The Parcell Agreement relates to intellectual property involving adult osseoprogenitor stem cells. The shares described in this paragraph were issued to an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder, as a transaction not involving a public offering, and in reliance on similar exemptions under applicable state laws. The Company is not obligated to register the resale of the shares described in this paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Dated: October 28, 2010

/S/ EBUN S. GARNER, ESQ.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President